UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 19, 2006

HANDY HARDWARE WHOLESALE, INC.
(Exact name of registrant as specified in its charter)

Texas
(State or Other Jurisdiction of Incorporation)

0-15708	74-1381875
(Commission File Number)	(IRS Employer Identification No.

8300 Tewantin Drive Houston, Texas	77061
(Address of principal executive offices)	(Zip Code)

(713) 644-1495
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01	Entry into a Material Definitive Agreement.

(a)	Amendment to Employment Agreement.

On January 19, 2006, the Company’s board of directors approved an amendment to the Employment Agreement of Jerry Donald Jameson, Jr., the Company’s President and Chief Executive Officer, extending his term of employment through December 31, 2006 and increasing his salary to $180,000 per year. Prior to the amendment, Mr. Jameson’s term of employment was through December 31, 2005.

Mr. Jameson’s Employment Agreement calls for termination by the Company for cause, in which case, the Company has no further obligation to Mr. Jameson, or termination without cause and without prior notice, in which case the Company must pay Mr. Jameson a severance payment equal to his compensation for the remainder of the term of the agreement. Under the Employment Agreement, Mr. Jameson is subject to a confidentiality agreement for the term of his employment and thereafter, but the Employment Agreement does not prohibit Mr. Jameson from competing with the Company after the term of his employment.

The Fourth Amendment to Employment Agreement is attached hereto as Exhibit 10.1. The Employment Agreement dated November 13, 2001, was filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. The First Amendment to Employment Agreement dated March 6, 2003, was filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The Second Amendment to Employment Agreement dated March 1, 2004, was filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Third Amendment to Employment Agreement dated February 17, 2005, was filed on March 22, 2005 as Exhibit 99.1 to the Company’s current report on Form 8-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.

10.1	Fourth Amendment to Employment Agreement, between Handy Hardware Wholesale, Inc. and Jerry Donald Jameson, Jr., dated January 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2006	Handy Hardware Wholesale, Inc.

By:	/s/ Tina S. Kirbie

Name: Tina S. Kirbie

Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Name

10.1	Fourth Amendment to Employment Agreement, between Handy Hardware Wholesale, Inc. and Jerry Donald Jameson, Jr., dated January 19, 2006.